Exhibit 23.1 - Consent of Madsen & Associates CPA’s Inc.

MADSEN & ASSOCIATES CPA’S INC.	684 East Vine Street, #3
Certified Public Accountants and Business Consultants	Salt Lake City, Utah, 84102
Telephone: 801-268-2632
Fax: 801-262-3937

March 15, 2007

U.S. Securities and Exchange Commission
Division of Corporate Finance
100 F. Street, N.E.
Washington, DC 20549

Re:     Form SB-2A Registration Statement
           Patterson Brooke Resources Inc. (the “Company”)

Dear Sirs:

As independent registered accountants, we hereby consent to the inclusion or incorporation by reference in this Form SB-2A (amendment #2) Registration Statement the following:

Our report to the Board of Directors of Patterson Brooke Resources Inc. dated December 23, 2006 on the financial statements of the Company as at October 31, 2006 and the statements of operations, change in stockholders' equity and cash flows for the five months ended October 31, 2006 and from the period from June 28, 2006 (date of inception) to October 31, 2006.

In addition, we also consent to the reference to our firm included under the heading "Experts" in this Registration Statement.

Yours truly,

MADSEN & ASSOCIATES, CPA’s INC.

Madsen & Associates, CPA’s Inc.